QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gene W. Schneider, Michael T. Fries and Frederick G. Westerman III and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-4 in connection with the registration by UnitedGlobalCom, Inc. (the "Company") of securities of the Company relating to a tender offer for shares of the common stock of UGC Europe, Inc. and a related merger transaction, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and issuance of such shares with Blue Sky authorities; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

October 6, 2003	/s/ GENE W. SCHNEIDER Gene W. Schneider, Chairman, Chief Executive Officer and Director
October 6, 2003	/s/ ROBERT R. BENNETT Robert R. Bennett, Director
October 2, 2003	/s/ ALBERT M. CAROLLO Albert M. Carollo, Director
October 6, 2003	/s/ JOHN P. COLE, JR. John P. Cole, Jr., Director
October 6, 2003	/s/ VALERIE L. COVER Valerie L. Cover, Vice President and Controller
October 1, 2003	/s/ JOHN W. DICK John W. Dick, Director
October 6, 2003	/s/ MICHAEL T. FRIES Michael T. Fries, President, Chief Operating Officer and Director
October 6, 2003	/s/ GARY S. HOWARD Gary S. Howard, Director
David B. Koff, Director

October 6, 2003	/s/ JOHN C. MALONE John C. Malone, Director
October 3, 2003	/s/ CURTIS W. ROCHELLE Curtis W. Rochelle, Director
October 6, 2003	/s/ MARK L. SCHNEIDER Mark L. Schneider, Director
October 6, 2003	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III, Chief Financial Officer
October 6, 2003	/s/ TINA M. WILDES Tina M. Wildes, Senior Vice President Business Administration and Director

QuickLinks

POWER OF ATTORNEY